                                                         EXHIBIT 3.i.2

      ORIGINAL WAS                                          COPY
 FILED AND REGISTERED                               Certified true copies
                                                         AUG 26 1983
     AUG 20 1983                                       for Diane Byrne
                                                   Registrar of Companies
M.A. Jorre de St. Jorre                    for the Province of British Columbia.
REGISTRAR OF COMPANIES



                                  COMPANY ACT

                                   MEMORANDUM

                                       OF

                              SHEEN MINERALS INC.


I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1.    The name of the Company is "SHEEN MINERALS INC."

2. The authorized capital of the Company consists of 10,000,000 common shares without par value.

3. I agree to take the number and kind of shares in the Company set opposite my name.


--------------------------------------------------------------------------------
FULL NAME, RESIDENT ADDRESS                     NUMBER, KIND AND CLASS OF
AND OCCUPATION OF SUBSCRIBER                    SHARES TAKEN BY SUBSCRIBER
--------------------------------------------------------------------------------
MICHAEL L. DuMOULIN                             ONE (1) SHARE WITHOUT
5375 Angus Drive                                PAR VALUE
Vancouver, British Columbia
V6M 3N3
Barrister and Solicitor

TOTAL SHARES TAKEN:                             ONE (1) SHARE WITHOUT
                                                PAR VALUE


DATED at Vancouver, B.C. this 24th day of August, 1983.



/s/ MICHAEL L. DUMOULIN
----------------------------------
MICHAEL L. DuMOULIN